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                                                                     EXHIBIT 12

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                                    COMSAT CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                        (Dollar amounts in thousands)



                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,             YEAR ENDED DECEMBER 31,
                                                                        ------------------      --------------------------
                                                                          1994       1993       1993       1992       1991
                                                                        -------    -------    -------    -------    -------
    INCOME FROM CONTINUING OPERATIONS BEFORE
    INCOME TAXES, EXTRAORDINARY ITEMS AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGES                           $   31,959 $   32,883 $  137,661 $   83,263 $  118,566

    ADD (SUBTRACT):
       INTEREST ON INDEBTEDNESS (NET OF AMOUNT CAPITALIZED)                6,152      7,000     23,684     26,311     19,931
       OTHER INTEREST EXPENSE (1)                                              -          -          -      1,263      3,195
       PORTION OF RENTS REPRESENTATIVE OF THE INTEREST FACTOR              1,141        641      4,007      2,124      1,837
       UNDISTRIBUTED INCOME OF LESS-THAN-FIFTY PERCENT
          OWNED INVESTMENTS                                                 (535)         -     (1,541)       (64)       (35)
       EQUITY LOSSES OF LESS-THAN-FIFTY PERCENT
          OWNED INVESTMENTS                                                   61         60        154        136        182
       MINORITY INTEREST SHARE OF LOSSES OF MAJORITY-OWNED
          SUBSIDIARIES                                                         -          -          -     (1,160)    (3,577)
       AMORTIZATION AND WRITE OFF OF PREVIOUSLY CAPITALIZED
          INTEREST                                                         5,985      5,160     21,132     20,035     20,821
                                                                         -------    -------    -------    -------    -------

    INCOME AS ADJUSTED                                                $   44,763 $   45,744 $  185,097 $  131,908 $  160,920
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    FIXED CHARGES:
       INTEREST ON INDEBTEDNESS                                       $   11,892 $   12,132 $   45,881 $   46,792 $   47,328
       OTHER INTEREST EXPENSE (1)                                              -          -          -      1,263      3,195
       PORTION OF RENTS REPRESENTATIVE OF THE INTEREST FACTOR              1,141        641      4,007      2,124      1,837
                                                                         -------    -------    -------    -------    -------

    TOTAL FIXED CHARGES                                               $   13,033 $   12,773 $   49,888 $   50,179 $   52,360
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    RATIO OF EARNINGS TO FIXED CHARGES                                       3.4        3.6        3.7        2.6        3.1
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

    (1) INTEREST EXPENSE OF MAJORITY-OWNED SUBSIDIARY NOT CONSOLIDATED IN 1991 AND THE FIRST HALF OF 1992.

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